EXHIBIT 10.64

[INFINITY ENERGY RESOURCES LETTERHEAD]

May 23, 2019

Via Electronic Email

Hudson Bay Master Fund Ltd.

777 Third Avenue, 30th Floor

New York, NY 10017

Ladies and Gentlemen:

Reference is made to that certain Exchange Agreement, dated as of even date herewith, (the “Agreement”), by and among Infinity Energy Resources, Inc. (the “Company”), and Hudson Bay Master Fund Ltd. (the “Purchaser”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

The undersigned hereby agrees as to the following:

1. In furtherance of the Company’s obligations pursuant to the Exchange, on a date that is six (6) months from the date on which the Agreement is executed (the “Six-Month Anniversary”), the Rights shall become exercisable (subject to the limitations on exercise set forth in the Exchange Agreement) into such aggregate number of Rights Shares as calculated according to the following formula:

A-B= Aggregate Number of Rights Shares

A = 9.99% of shares of Common Stock outstanding on the Six-Month Anniversary (calculated based on the Number of Fully-Diluted Shares Outstanding (as defined below))

B = The shares of Common Stock Issued to the Purchaser contemporaneously with the Agreement

The Rights Shares shall be issued within two (2) Trading Days of the Company’s confirmation of the above-referenced formula and the Rights Shares due to the Purchaser.

For the purposes of this Agreement, “Number of Fully-Diluted Shares Outstanding” means, as of any time of determination, the sum of (i) the aggregate number of issued and outstanding shares of Common Stock as of such time of determination, (ii) the aggregate maximum number of shares of Common Stock issuable on an as-converted and as-exchanged basis, as applicable (excluding any exercise of warrants to purchase Common Stock), pursuant to all capital stock and all other securities of the Company or any of its Subsidiaries (excluding any warrants to purchase Common Stock and all Rights issued pursuant to the Agreement) outstanding as of such time of determination (or issuable pursuant to agreements in effect as of such time of determination) that are at any time and under any circumstances (after issuance thereof, if applicable), directly or indirectly, convertible into or exchangeable for, or which otherwise entitles the holder thereof to acquire, Common Stock of the Company (assuming, for such purpose, that each such security is convertible or exchangeable, as applicable, at the lowest price per share for which one share of Common Stock is at any time, directly or indirectly, issuable upon the conversion or exchange, as applicable, of any such security and without regards to any limitations on conversion or exchange applicable thereto) and (iii) without duplication with clause (ii) above, the aggregate maximum number of shares of Common Stock, directly or indirectly, issuable, from time to time, pursuant to any agreement (excluding any warrants to purchase Common Stock and all Rights issued pursuant to the Agreement) of any Person (or Persons) with the Company or any of its Subsidiaries in effect as of such time of determination (assuming, for such purpose, that the shares of Common Stock, directly or indirectly, issued pursuant to such agreement is issued at the lowest price per share for which one share of Common Stock is at any time, directly or indirectly, issuable pursuant to such agreement).

Notwithstanding the foregoing, if any warrants to purchase Common Stock are outstanding (or issuable upon conversion or exchange of securities outstanding) as of the Six-Month Anniversary (each, an “Outstanding Warrant”), on the Six-Month Anniversary the Company shall issue the Purchaser an additional Right to acquire a warrant (the “New Warrant”) exercisable into 9.99% of the shares of Common Stock issuable upon exercise of all Outstanding Warrants as of the Six-Month Anniversary (the “New Warrant Shares”). The New Warrant shall be of like tenor to the Outstanding Warrants, mutatis mutandis, and with limitations on exercise substantially in the form of Section 7.8 of the Agreement and an exercise price equal to the lowest price per share for which one share of Common Stock is at any time, directly or indirectly, issuable pursuant to any such Outstanding Warrant. The New Warrant shall be exercisable into 9.99% of the shares of Common Stock issuable upon exercise of all Outstanding Warrants as of the Six-Month Anniversary.

2. The Company agrees that from the date of the Agreement until a date that is twelve (12) months from the date on which the Agreement is executed, the Company will not raise capital at a price that is below $0.10 per share (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

3. Upon delivery by the Company to the Holder of any notice in accordance herewith, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall prior to (or simultaneous with) such delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information.

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For the avoidance of doubt, except as otherwise expressly provided herein nothing contained in this letter constitutes an amendment, modification or waiver of any of the provisions of the Agreement or any other document issued contemporaneously with the Agreement. In the event and to the extent that any provision of this letter shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions of this letter, all of which shall remain fully enforceable as set forth herein.

This letter shall be governed by the laws of the state of New York, without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. This letter may not be amended except in a writing signed by all of the parties hereto. The undersigned parties acknowledge that this letter has been negotiated, executed, and delivered in the State of New York and is to be wholly performed within New York, and each of the undersigned party’s actions in connection with the negotiation, execution, and delivery of this letter constitutes transacting business in New York.

Kindly confirm your agreement with the above by signing in the space indicated below and by PDFing a partially executed copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

[Signature page follows]

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Very truly yours,

INFINITY ENERGY RESOURCES, INC.

By:
Stanton E. Ross
ITS:	Chief Executive Officer

Agreed and Accepted:

hudson bay master fund ltd.

BY:
Name:
Title: